EXHIBIT 99a

TRUST AGREEMENT

This Trust Agreement (this “Agreement”) is made and entered into this 21st day of July, 2018, by and between Sustinere Holdings, Inc., whose address is 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260 (the “Client”), and FinTech Clearing, LLC, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Trustee has established an account (the “Trust Account”) in which up to $150,000 (the “Funds”) may be deposited, and which is a separate bank account established by a broker or dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1), in which the broker or dealer acts as trustee for persons having the beneficial interests in the Trust Account;

WHEREAS, FinTech Clearing, LLC agrees to serve as Trustee, in accordance with the terms and conditions set forth herein; and

WHEREAS, the Client and the Trustee desire to enter into an agreement with respect to the Trust Account.

NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it has been and it is hereby agreed as follows:

1. Establishment of Trust. The Trustee has established the Trust Account, with Trustee serving as trustee.

2. Appointment of Trust; Deposits of Cash.

(a)	The Client herby appoints the Trustee as its agent and custodian to hold and disburse the Funds deposited with the Trust Account pursuant to the terms of this Trust Agreement in accordance with the terms hereof.

(b)	Following the execution of this Trust Agreement, the Client will cause to be delivered to the Trustee from time to time any and all funds received from the purchasers (collectively the “Beneficiaries” and each a “Beneficiary”) upon the execution and delivery of the Subscription Agreement (the “Trust Funds”).

3. Deposit into the Trust Account. Rule 419 under the Securities Act of 1933, as amended, (the “Securities Act”) requires that the net offering proceeds, and all securities to be issued including those sold by a selling shareholder upon their sale (the “Deposited Funds” and “Deposited Securities,” respectively) be promptly deposited by the Client into a trust or escrow account governed by an agreement which contains certain terms and provisions specified by Rule 419 of the Securities Act (the “Rule”). Therefore, the following shall ally to the Deposited Funds and the Deposited Securities:

(a)	All offering proceeds shall be deposited promptly into the Trust Account.

(b)	Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the Trustee.

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(c)	Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the Beneficiaries.

(d)	Deposited proceeds shall be invested at the discretion of the Trustee in one of the following:

(i)	An obligation that constitutes a “deposit,” as that term is defined in Section 3(1) of the Federal Deposit Insurance Act;

(ii)	Securities of any open-end investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) that holds itself out as a money market fund meeting the conditions of paragraph (d) of 17 CFR 270.2a-7 (Rule 2a-7) under the Investment Company Act; or

(iii)	Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

(e)	Interest or dividends earned on the funds, if any, shall be held in the Trust Account until the funds are released in accordance with the provisions of Rule 419 under the Securities Act. If funds held in the Trust Account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the Trust Account are released to the Client, interest or dividends earned on such funds up to the date of release may be released to the Client.

(f)	The Client may receive up to 10% of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i) of the Securities Act exclusive of interest or dividends, as those proceeds are deposited into the Trust Account.

(g)	This Agreement and the Trust Account will terminate upon the happening of one of the following:

(i)	the failure reach the minimum offering amount (500,000 shares) within 180 days of the effectiveness of the Client’s registration statement on Form S-1 (File No. 333-202072) (the “Registration Statement”);

(ii)	confirmation by Client’s legal counsel that a reconfirmation offering has been completed and an acquisition consummated;

(iii)	failure to complete the reconfirmation offering within 18 months of the date of effectiveness of the Registration Statement. In the event of termination, funds and securities shall be delivered as described herein.

(h)	All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited by the Client directly into the Trust Account promptly upon issuance. The identity of the Beneficiary shall be included on the stock certificates or other documents evidencing such securities. The securities so deposited shall be subject to Rule 15g-8 of the Exchange Act regarding restrictions on sales of, or offers to sell, securities deposited in the Trust Account.

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(i)	Securities held in the Trust Account are to remain as issued and deposited and shall be held for the sole benefit of the Beneficiaries, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the trust or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

(j)	Warrants, convertible securities or other derivative securities relating to securities held in the Trust Account may be exercised or converted by the Trustee at the direction of the Client in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the trust account.

4. Post-Effective Amendment. Once the agreement(s) governing the acquisition(s) of a business(es) between the parties to this Agreement, if applicable, meeting the above criteria has (have) been executed, Rule 419 requires the Client to update the registration statement of which the prospectus relative to the acquisition registration is a part with a post-effective amendment. The post-effective amendment shall (i) disclose the information specified by the applicable registration statement form and Industry Guides (as such term is used in Rule 419), including financial statements of the Client and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations; (ii) disclose the results of the initial offering, including but not limited to: (A) The gross offering proceeds received to date, specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the registrant, and amounts remaining in the escrow or trust account; and (B) the specific amount, use and application of funds disbursed to the Client to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and (iii) disclose the terms of the offering as described pursuant to paragraph (e)(2) of Rule

419. The conditions set forth in this Section 4 are referred to as the “Post-Effective Amendment

Requirements.”

5. Reconfirmation Offering. Within five business days after the effective date of the post-effective amendment(s) as set forth in Section 4, the Client shall send by first class mail or other equally prompt means, to each Beneficiary, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto. Each Beneficiary shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Client in writing that the Beneficiary elects to remain an investor. If the Client has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the Beneficiaries within five business days. The acquisition(s) meeting the criteria set forth above will be consummated if a sufficient number of Beneficiaries confirm their investments. If a consummated acquisition(s) meeting the requirements set forth above has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the Beneficiaries within five business days following that date. The conditions set forth in this Section 5 are referred to as the “Reconfirmation Requirements.”

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6. Release of Deposited Securities and Deposited Funds.

(a)	The Trustee will hold the Trust Funds and Securities as specified in this Trust Agreement until authorized hereunder to deliver such Trust Funds or Securities as follows:

The Deposited Funds and Deposited Securities may be released to the Client and may be delivered to the Beneficiary purchaser or other registered holder identified, respectively, after the Post-Effective Amendment Requirements and the Reconfirmation Requirements have each been satisfied.

(b)	The deposited funds shall be returned to Beneficiary in the event that the minimum offering amount is not raised within 180 days (in which case the securities shall be returned to the Client).

(c)	If a consummated acquisition(s) has not occurred within 18 months from the effective date of the Registration Statement, Deposited Funds held in the Trust Account shall be returned to all purchasers on a pro rata basis within five business days by first class mail or other equally prompt means.

7. Discretion of Trustee. The Trustee, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Client or to any other party, except as expressly set forth herein and as stated in Rule 419 of the Securities Act. It is understood and agreed that the duties of the Trustee are entirely ministerial, being limited to receiving and holding and disbursing such Funds in accordance with this Agreement.

8. Trustee Fees. The Client shall pay to the Trustee, the following fees:

(a)	A $10,000 cash fee upon the signing of this Agreement; and

(b)	Client common stock shares issued as of the date of this Agreement equal to the greater of (a) five and eight/tenths percent (5.8%) of the total shares to be registered pursuant to the Registration Statement or (b) 87,500 common stock shares (the “Stock Fee”). The Client/Beneficiary will provide to the Trustee the required documentation and support for the acceptance by the Trustee’s clearing firm for deposit of the common stock shares underlying the Stock Fee once the requisite holding period has expired under Rule 144.

9. Expenses of Trustee. The Client agrees to reimburse the Trustee for all pre-approved in writing (email or otherwise) out-of-pocket expenses incurred by Trustee in providing the services pursuant to this Agreement. Such expenses shall be reimbursed within thirty (30) days of submission to the Client of Trustees invoice and appropriate support for such expenses.

10. Limitation of Liability of Trustee. In performing any of its duties hereunder, the Trustee shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or knowing violation of law, and it shall, accordingly, not incur any such liability with respect to: (i) any action taken or omitted in good faith upon advice of its counsel or counsel for the Client given with respect to any questions relating to the duties and responsibilities of the Trustee under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as the truth and accuracy of any information contained therein, which the Trustee shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

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11. Indemnity of Trustee. The Client hereby agrees to indemnify and hold harmless the Trustee against any and all losses, claims, damages, liabilities, attorneys’ fees (even if Trustee represents himself), and expenses, including any litigation arising from this Agreement or involving the subject matter hereof.

12. Disputes. In the event that a dispute arises as to the terms of this Agreement, the Trustee shall be entitled to deposit, in the nature of any interpleader action, any documents or proceeds then held by such Trustee with any court of competent jurisdiction within the State of California and shall be reimbursed for all its attorneys’ fees and costs connected therewith, even if Trustee, as attorney, represents itself.

13. Entire Agreement. This is the entire Agreement of the parties. Any other agreements of any nature whether oral or written not contained herein are expressly made null and void.

14. Governing Law; Etc.

(a)	This Agreement shall be governed by the laws of the State of California, without application of the conflicts of laws provisions thereof.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(c).

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15. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission and receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15):

If to Trustee:

FinTech Clearing, LLC

Attn: Brian Park

6 Venture, Suite 265

Irvine, CA 92618 USA

Email: brian@fintechclearing.com

With a copy, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: Laura Anthony

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

E-mail: Lanthony@legalandcompliance.com

If to the Client:

Sustinere Holdings, Inc.

Attn: Neil Reithinger

14201 N. Hayden Road, Suite A-1

Scottsdale, AZ 85260

Email: nreithinger@EventusAG.com

With a copy, which shall not constitute notice, to:

Brinen & Associates, LLC

Attn: Joshua Brinen

90 Broad Street, Second Floor

New York, NY 10004

E-mail: jbrinen@brinenlaw.com

16. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Any reference herein to a “party” or the “parties” shall be deemed a reference to Client and Trustee individually or collectively, as appropriate, unless otherwise specified or required to be a reference to a third party. Unless the context otherwise requires, references herein to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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17. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

18. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision herein is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible.

19. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

20. No Third-party Beneficiaries. Except as otherwise specifically provided herein, this Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

21. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Trustee and Client. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party to be charged with such waiver. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

22. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which such party is entitled at law or in equity. In the event that specific performance is granted to a party pursuant to the terms and conditions herein, such party shall also be entitled to be awarded its costs and expenses (including reasonable attorneys’ fees and expenses) incurred solely in connection with obtaining such specific performance.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Client, and the Trustee have executed this Agreement on the day and year first above-written.

SUSTINERE HOLDINGS, INC.

By:	/s/ Neil Reithinger
Name:	Neil Reithinger
Title:	President

FINTECH CLEARING, LLC

By:	/s/ Brian Park
Name:	Brian Park
Title:	President

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